Promissory Note

$__,000,000.00    October 14, 2014

FOR VALU E RECEIVED, the undersigned corporation, Sable Operating Company, a Delaware corporation (“Borrower”), hereby promises to pay to the order of the lender identified on the signature page hereof (“Lender”), having a mailing address at the address specified for Lender on the signature page hereof (or at such other place as the holder may from time to time designate), the principal sum of _____ MIILLION AND NO/100 DOLLARS ($__,000,000.00), together with interest in respect thereof as set forth in the Loan Agreement (as defined below).

This Promissory Note is one of the Promissory Notes referred to in Section 2.2 of that certain Loan and Security Agreement dated as of the date hereof (the “Loan Agreement”), by and among Borrower, Lender, and the other lenders that from time to time are parties thereto. Capitalized terms used in this Promissory Note are defined in the Loan Agreement, unless otherwise expressly stated herein. This Promissory Note is entitled to the benefits of the Loan Agreement and is subject to all of the agreements, terms and conditions contained therein, all of which are incorporated herein by this reference. PAYMENT OF THIS NOTE AND THE ENFORCEMENT OF THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBJECT TO THE AGREEMENTS, TERMS AND CONDITIONS CONTAINED IN THE LOAN AGREEMENT. This Promissory Note may not be prepaid, in whole or in part, except in accordance with the terms and conditions set forth in the Loan Agreement.

The outstanding principal balance of this Promissory Note shall be due and payable as provided in Section 2.2 of the Loan Agreement. Interest on the principal amount of this Promissory Note from time to time outstanding shall be due and payable as provided in Section 2.2 of the Loan Agreement, at the annual rate of interest set forth in such section of the Loan Agreement. In no event, however, shall interest exceed the maximum rate permitted by law.

As provided in Section 7.2 of the Loan Agreement, upon the occurrence of an Event of Default under Section 7.1 of the Loan Agreement, this Promissory Note, and all amounts payable hereunder shall, at the option of the holder, immediately become due and payable in accordance with the Loan Agreement, without notice of any kind, except in accordance with the terms and conditions set forth in the Loan Agreement.

The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind, except as expressly provided otherwise in the Loan Agreement.

THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THER EIN WITHOUT G IVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLES THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHE R JURISDICTION.

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS.

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed by its duly authorized representative as of the date first above written.

SABLE OPERATING COMPANY,
a Delaware corporation

By:
Michael Galvis
Chairman & CEO

Lender:

Lender’s Address:

Promissory Note – Page 1 of 2
[Lender]